[PRESS RELEASE]
Weave Communications to Acquire TrueLark, Accelerating AI-Powered Front Office Automation
Solution supercharges practice growth and patient experience with 24/7 availability

LEHI, Utah (May 5, 2025) — Weave (NYSE: WEAV), a leading all-in-one customer experience and payments software platform for small and medium-sized healthcare businesses (SMBs), today announced it has signed an agreement and plan of merger (“Merger Agreement”) to acquire TrueLark, an AI-powered receptionist and front-desk automation platform. This strategic acquisition will bring together Weave’s category leadership in healthcare communications with TrueLark’s agentic AI capabilities, unlocking a future of autonomous, intelligent workflows that transform how practices operate, engage patients, and grow revenue.

“TrueLark represents more than a new product, the acquisition positions Weave at the forefront of agentic AI in SMB healthcare. Their purpose-built, AI-first platform brings autonomous, always-on functionality to core front-office operations,” said Brett White, CEO of Weave. ‘The acquisition will deliver a virtual assistant that helps practices fill more appointments, improve responsiveness, and drive stronger patient engagement, all without increasing headcount.”

TrueLark’s platform leverages conversational AI to manage missed calls, text messages, and web chats to book and reschedule appointments, handle after-hours communication, and automate common administrative workflows to replicate and enhance front-office performance. This agentic AI model enables healthcare teams to shift from reactive communication to proactive engagement, ensuring every opportunity is captured, even outside of business hours.

The acquisition will expand Weave’s footprint in multi-location practices, where demand for intelligent automation is accelerating amid staffing shortages and operational strain. TrueLark has demonstrated strong product-market fit in appointment-based SMBs, including dental service organizations. This makes their solution extremely compelling for Weave’s SMB healthcare verticals. With an estimated $10 billion domestic and $22 billion international addressable market following the acquisition, Weave and TrueLark will be uniquely positioned to lead the category and deliver exceptional ROI to customers through autonomous, always-on front-desk operations.

“Joining Weave gives us the opportunity to bring our AI innovation to a broader audience while continuing to push the boundaries of what’s possible in healthcare automation,” said Srivatsan Laxman, CEO and co-founder of TrueLark. “We’re excited to accelerate the next generation of intelligent practice communication together.”

Agentic AI to Solve Front-Office Gaps in Healthcare
At the closing, Weave and TrueLark will combine their strengths to address one of the healthcare industry’s most pressing challenges: the widening gap between patient requests and front-office availability. As intelligent assistants evolve from reactive bots to autonomous agents, the benefits to providers are transformative:

●Fill more appointments with 24/7 availability and predictive rebooking

●Drive higher engagement through natural, AI-powered responses to patient inquiries

●Unlock scalable efficiency for Dental Service Organizations, Management Service Organizations, and multi-location healthcare practices

●Reduce burnout and administrative burden with autonomous task handling

With this acquisition, Weave is reinforcing its position as the intelligent operating system for healthcare practices, expanding its platform to include always-on, AI-powered agents that deliver real-world results.

Transaction Details
Under the terms of the agreement, Weave will acquire all outstanding equity and ownership interest in TrueLark for $35 million, which comprises $25 million in cash and $10 million in equity, subject to customary purchase price adjustments. Additionally, the agreement includes a potential performance-based award for certain key personnel paid annually in stock over a two year period. The transaction is expected to close in Q2 2025, subject to customary closing conditions.

About TrueLark
TrueLark is an AI-powered virtual receptionist for appointment-based small and medium-sized businesses. Its agentic AI platform handles scheduling, rescheduling, and inquiries via SMS and web chat—delivering 24/7 patient and client support. TrueLark helps customers follow up on missed calls, increase bookings, and improve operational efficiency. To learn more, visit truelark.com.

About Weave
Weave is a leading all-in-one customer experience and payments software platform for small and medium-sized healthcare businesses. From the first phone call to the final invoice and every touchpoint in between, Weave connects the entire patient journey. Weave’s software solutions transform how healthcare practices attract, communicate with, and engage patients and clients to grow their business. Weave seamlessly integrates billing and payment requests into communication workflows, streamlining payment timelines, reducing accounts receivable, and supporting practice profitability. In the past year, Weave has been named an Inc. Power Partner, a G2 leader in Patient Relationship Management software and a Top 50 Product for Small Business. To learn more, visit getweave.com/newsroom/.

Forward-Looking Statements

This press release contains forward-looking statements including, among others, the time frame within which the proposed acquisition will occur, the events to take place upon and in connection with the closing of the acquisition, the expected benefits from the proposed acquisition, including changes to products and services following the proposed acquisition, and Weave’s integration efforts.

Forward-looking statements may or may not include identifying words such as “plan,”
“will,” “expect,” “anticipate,” “intend,” “believe,” “potential,” “continue,” and similar terms. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the satisfaction of closing conditions, the potential impact on the businesses of TrueLark and Weave due to uncertainties in connection with the proposed acquisition; the retention of employees of TrueLark and the ability of Weave to successfully integrate TrueLark and to achieve expected benefits from the proposed acquisition, our ability to attract new customers, retain existing customers and increase our customers’ use of our platform; our ability to manage our growth; the impact of unfavorable economic conditions and macroeconomic uncertainties on our company; our ability to maintain and enhance our brand and increase market awareness of our company, platform and products; customer adoption of our platform and products and enhancements thereto; customer acquisition costs and sales and marketing strategies; our ability to achieve profitability in any future period; competition; our ability to enhance our platform and products; interruptions in service; and the risks described in the filings we make from time to time with the Securities and Exchange Commission (SEC), including the risks described under the heading “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 31, 2025, which should be read in conjunction with our financial results and forward-looking statements and is available on the SEC Filings section of the Investor Relations page of our website at investors.getweave.com.

All forward-looking statements in this press release are based on information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made.

PR Contact:
Natalie House
Sr. Director of Content and Communications, Weave
pr@getweave.com

IR Contact:
Mark McReynolds
Head of Investor Relations, Weave
ir@getweave.com